EXHIBIT 13(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 65 to Registration Statement No. 2-27135 of Allstate Assurance Company Separate Account B (the “Account”) of Allstate Assurance Company on Form N-3 of our report dated February 27, 2015 on the financial statements of the Account appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” and “Experts” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 30, 2015

EXHIBIT 13(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 65 to Registration Statement No. 2-27135 on Form N-3 of our report dated April 27, 2015 relating to the statutory-basis financial statements of Allstate Assurance Company (the “Company”) (which report expresses an unqualified opinion on such statutory-basis financial statements and includes an explanatory paragraph that indicates that such statutory-basis financial statements were prepared in accordance with accounting practices prescribed or permitted by the Illinois Department of Insurance, which differ from and are not in accordance with accounting principles generally accepted in the United States of America, and expresses an opinion that the statutory-basis financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” and “Experts” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 30, 2015